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                                                                      EXHIBIT 15

May 12, 2000

Securities and Exchange Commission
450 Fifth Street
N.W. Washington, D.C. 20549

Commissioners:

       We are aware that our report dated April 24, 2000 on our review of interim financial information of Varian Medical Systems, Inc. for the three and six month periods ended March 31, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-8 (No. 333-75531) dated April 1, 1999.

Yours very truly,




/s/ PricewaterhouseCoopers LLP